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                                                                   Exhibit 10.10

                               [QWEST LETTERHEAD]

Juno Online Services, Inc.
1540 Broadway
New York, NY  10036
                                  June 19, 2000


            Re:   Consent to Assignment and Assumption of the Distributor
      Agreement by and between Qwest Communications Corporation, successor in interest to LCI International Telecom Corp. ("Qwest") and Juno Online Services, Inc. ("Juno"), dated as of March 1998, as amended (the "Agreement")

To Whom It May Concern:

      As you may know, upon the closing of Qwest's merger (the "Merger") with U S West, federal regulations will prohibit Qwest from providing interLATA services in the fourteen-state U S WEST region (AZ, CO, IA, ID, MD, MT, ND, NE, NM, OR, SD, UT, WA, WY) (the "Region"). Therefore, Qwest has agreed to sell the affected services in the Region to Touch America, Inc. ("Touch America"), a subsidiary of The Montana Power Company. Qwest will assign certain rights and obligations of our customer contracts to Touch America.

      The practical effect to you will be an assignment of your contract in part to Touch America. For Qwest services you have sold and will sell outside of the Region, Qwest will continue to retain the contractual rights and obligations. For any Qwest services sold by you in the Region, Qwest hereby assigns your contractual rights and obligations to Touch America, effective upon the consummation of the Merger. Touch America hereby assumes the obligations formerly held by Qwest under the Agreement with respect to the Region end-user customers, effective upon the consummation of the Merger.

      Qwest and TouchAmerica acknowledge that the assignment made hereby is subject to the terms and conditions set forth in Amendment No. 1 to the Agreement dated as of the date hereof and in particular that Qwest shall retain certain rights to exclusivity within the Region as described in such Amendment.

      Please sign below and return this letter to me in order to indicate your consent to the assignment described above. This consent letter shall not be effective until it is executed by all parties hereto.

                                    Sincerely,

                                    /s/ Mark Pitchford
                                    Senior Vice President, Consumer Markets

CONSENTED TO AND ACKNOWLEGED:
                                                  TouchAmerica, Inc.

By:    /s/ Charles Ardai                   By:    /s/ Perry J. Cole
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Name:  Charles Ardai                              Name: Perry J. Cole
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Title: President                           Title: Vice President
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